UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 16, 2014 (September 16, 2014)
Adobe Systems Incorporated
(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On September 16, 2014, Adobe Systems Incorporated (“Adobe”) issued a press release announcing its financial results for its third fiscal quarter ended August 29, 2014. A copy of this press release is furnished and attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this report and the exhibit attached hereto are being furnished and shall not be deemed filed for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly stated by specific reference in such filing.
The attached press release includes non-GAAP operating income, non-GAAP net income, non-GAAP tax rate, and non-GAAP diluted net income per share.
These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.
For our internal budgeting and resource allocation process, we use non-GAAP financial measures, net of the related tax impacts, which exclude: (A) stock-based and deferred compensation expenses; (B) restructuring and other charges; (C) amortization of purchased intangibles; (D) investment gains and losses; (E) income tax adjustments; and (F) the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes.
Through the end of fiscal 2013, we made certain income tax adjustments to our non-GAAP financial measures to reflect the income tax effects of each item we excluded from our pre-tax non-GAAP financial measures, as well as certain discrete one-time income tax adjustments. This approach is consistent with how we evaluate operating performance and plan, forecast and analyze future periods. Beginning in the first quarter of fiscal 2014, we began using a long-term non-GAAP tax rate for evaluating operating performance, as well as planning, forecasting and analyzing future periods. This long-term non-GAAP tax rate eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Based on our current long-term projections, a long-term non-GAAP tax rate of 21% has been applied to our non-GAAP financial results in fiscal 2014.
We use these non-GAAP financial measures in making operating decisions because we believe the measures provide meaningful supplemental information regarding our operational performance and give us a better understanding of how we should invest in research and development and fund infrastructure and go-to-market strategies. We use these measures to help us make budgeting decisions, for example, as between product development expenses and research and development, sales and marketing and general and administrative expenses and to facilitate our internal comparisons to our historical operating results. In addition, we believe these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows institutional investors, the analyst community and others to better understand and evaluate our operating results and future prospects in the same manner as management and to compare operating results across accounting periods and to those of our peer companies.
As described above, we exclude the following items from one or more of our non-GAAP measures:
A.     Stock-based and deferred compensation expenses and related tax impact. Stock-based compensation expense consists of charges for employee restricted stock units, performance shares, stock options and employee stock purchases in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options and restricted stock units assumed in connection with our acquisitions. As we apply current stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance, liquidity and our ability to invest in research and development and fund acquisitions and capital expenditures. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations. Deferred compensation expense consists of charges associated with movements in our liability related to our deferred compensation plan. Although deferred compensation expense constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires current cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations. We further believe these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding these items from various non-GAAP measures facilitates comparisons to our competitors’ operating results.
B.     Restructuring and other charges and related tax impact. During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for former Adobe employees whose positions were eliminated and the consolidation of leased facilities. Restructuring and other charges are excluded from non-GAAP results because such expense is not used by us to assess the core profitability of our business operations.
C.     Amortization of purchased intangibles and related tax impact. We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) purchased technology, (ii) trademarks, (iii) customer contracts and relationships and (iv) other intangibles. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance, liquidity and our ability to invest in research and development and fund acquisitions and capital expenditures. In addition, excluding this item from various non-GAAP measures facilitates our internal comparisons to our historical operating results and comparisons to our competitors’ operating results.
D.     Investment gains and losses and related tax impact. We incur investment gains and losses principally from realized gains or losses from the sale and exchange of marketable equity investments, other-than-temporary declines in the value of marketable and non-marketable equity securities, unrealized holding gains and losses associated with our deferred compensation plan assets (classified as trading securities) and gains and losses on the sale of equity securities held indirectly through investment partnerships. We do not actively trade publicly held securities nor do we rely on these securities positions for funding our ongoing operations. We exclude gains and losses and the related tax impact on these equity securities because these items are unrelated to our ongoing business and operating results.
E.     Income Tax Adjustments. Our Income tax expense is based on our GAAP taxable income and actual tax rates in effect, which can differ significantly from the 21% long-term non-GAAP tax rate applied to our non-GAAP financial results effective in fiscal 2014. In arriving at our long-term non-GAAP tax rate, certain non-recurring and period specific income tax adjustments, such as a one-time tax charge in connection with an acquisition, reenactment of the Federal Research and Development tax credit and resolution of an income tax audit, are made to help us to assess the core profitability of our business operations. We intend to evaluate this long-term non-GAAP tax rate only on an annual basis. This long-term non-GAAP tax rate could be subject to change for a number of reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate.
F.     Income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes. Excluding the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to our ongoing operations.
We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our financial results as determined in accordance with GAAP and that these measures should only be used to evaluate our financial results in conjunction with the corresponding GAAP measures and that is why we qualify the use of non-GAAP financial information in a statement when non-GAAP information is presented.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1 Press release issued on September 16, 2014 entitled “Adobe Reports Q3 FY2014 Financial Results”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

By:	/s/ MARK GARRETT
Mark Garrett
Executive Vice President and Chief Financial Officer

Date: September 16, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued on September 16, 2014 entitled “Adobe Reports Q3 FY2014 Financial Results”